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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                Allscripts, Inc.
 ______________________________________________________________________________
             (Exact name of registrant as specified in its charter)

                Delaware                                 36-3444974
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

          2401 Commerce Drive
         Libertyville, Illinois                            60048
----------------------------------------   -------------------------------------
(Address of principal executive offices)                 (Zip Code)

 If this form relates to the               If this form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box.  [ ]                                 box.  [X]

Securities Act registration statement file number to which this form relates: 333-78431
          ---------

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered

                  None                                      None
----------------------------------------   -------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock,
                            $.01 par value per share
--------------------------------------------------------------------------------
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered

     The description (the "Description") of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-78431) filed with the Securities and Exchange Commission on May 14, 1999 (the "Registration Statement"), which description is incorporated herein by reference. Any subsequent amendment filed that amends the Description, and any description of the Common Stock appearing under the caption "Description of Capital Stock" in any Prospectus relating to the Registration Statement filed pursuant to any subsequent amendment or filed pursuant to Rule 424(b) under the Securities of 1933 are deemed to be incorporated herein by reference.

     There is no established public trading market for the Common Stock. Application has been made for listing of the Common Stock on the Nasdaq National Market.

Item 2.  Exhibits

     1. Form of Certificate of Incorporation of Allscripts, Inc. ("Certificate") is set forth as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference. Any subsequent amendment filed that amends the Certificate set forth as Exhibit 3.1 to the Registration Statement is deemed to be incorporated herein by reference.

     2.   Form of By-laws of Allscripts, Inc. ("By-laws") is set forth as
          Exhibit 3.2 to the Registration Statement and is incorporated herein by reference. Any subsequent amendment filed that amends the By-laws set forth as Exhibit 3.2 to the Registration Statement is deemed to be incorporated herein by reference.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  June 29, 1999                  ALLSCRIPTS, INC.


                                       By:       /s/ David B. Mullen
                                          -------------------------------------
                                          David B. Mullen
                                          President and Chief Financial Officer

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                                 EXHIBIT INDEX



Exhibit
Number                                 Description
-------                                -----------
  1. Form of Certificate of Incorporation of Allscripts, Inc. ("Certificate") is set forth as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference. Any subsequent amendment filed that amends the Certificate set forth as Exhibit 3.1 to the Registration Statement is deemed to be incorporated herein by reference.

  2.      Form of By-laws of Allscripts, Inc. ("By-laws") is set forth as
          Exhibit 3.2 to the Registration Statement and is incorporated herein by reference. Any subsequent amendment filed that amends the By-laws set forth as Exhibit 3.2 to the Registration Statement is deemed to be incorporated herein by reference.

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